As filed with the Securities and Exchange Commission on May 20, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1546236
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

690 East Middlefield Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended

Synopsys, Inc. Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

John F. Runkel, Jr.

General Counsel and Corporate Secretary

Synopsys, Inc.

690 East Middlefield Road

Mountain View, California 94043

(Name and address of agent for service)

(650) 584-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Synopsys, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) an additional 3,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), issuable to eligible persons under its 2006 Employee Equity Incentive Plan, as amended (the “Equity Incentive Plan”) and (ii) an additional 2,000,000 shares of Common Stock issuable to eligible persons under its Employee Stock Purchase Plan, as amended (the “ESPP”).

The Registrant previously filed Form S-8 Registration Statements Nos. 333-134899, 333-157791, 333-174587, 333-181875, 333-189019, 333-196428, 333-206458, 333-213246, 333-217177, 333-225237, 333-231761, 333-238629 and 333-256387 relating to shares of Common Stock issuable under the Equity Incentive Plan (collectively, the “Prior Equity Incentive Plan Registration Statements”). The Registrant previously filed Form S-8  Registration Statements Nos. 333-50947, 333-77597, 333-38810, 333-63216, 333-108507, 333-125224, 333-151067, 333-166274, 333-181875, 333-196428, 333-213246, 333-225237 and 333-238629 relating to shares of Common Stock issuable under the ESPP (collectively, the “Prior ESPP Registration Statements” and, together with the Prior Equity Incentive Plan Registration Statements, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 (the “Annual Report”), filed with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 13, 2021;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Common Stock contained in Exhibit 4.2 of the Annual Report, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description	Incorporated By Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included in signature page)					X

99.1	2006 Employee Equity Incentive Plan, as amended	8-K	000-19807	10.3	04/15/22

99.2	Employee Stock Purchase Plan, as amended	8-K	000-19807	10.6	04/15/22

107	Filing Fee Exhibit					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 20th day of May, 2022.

SYNOPSYS, INC.

By:	/s/ John F. Runkel, Jr.
Name: John F. Runkel, Jr.
Title: General Counsel and Corporate Secretary

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trac Pham and John F. Runkel, Jr., and each or any one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aart J. de Geus	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	May 20, 2022
Aart J. de Geus

/s/ Trac Pham	Chief Financial Officer (Principal Financial Officer)	May 20, 2022
Trac Pham

/s/ Sudhindra Kankanwadi	Chief Accounting Officer (Principal Accounting Officer)	May 20, 2022
Sudhindra Kankanwadi

/s/ Janice D. Chaffin	Director	May 20, 2022
Janice D. Chaffin

/s/ Bruce R. Chizen	Director	May 20, 2022
Bruce R. Chizen

/s/ Mercedes Johnson	Director	May 20, 2022
Mercedes Johnson

/s/ Chrysostomos L. Nikias	Director	May 20, 2022
Chrysostomos L. Nikias

/s/ Jeannine Sargent	Director	May 20, 2022
Jeannine Sargent

/s/ John G. Schwarz	Director	May 20, 2022
John G. Schwarz

/s/ Roy Vallee	Director	May 20, 2022
Roy Vallee

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